Exhibit 5.1

December 7, 2010

Wells Fargo & Company

420 Montgomery Street

San Francisco, California 94163

Ladies and Gentlemen:

I am Senior Company Counsel of Wells Fargo & Company (the “Company”) and, as such, I, together with other attorneys in the Wells Fargo Law Department, have acted as counsel for the Company in connection with (i) the preparation of a Registration Statement on Form S-3, File No. 333-159738 (the “Registration Statement”), of the Company filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed offer and sale from time to time of the securities referred to therein, (ii) Pricing Supplement No. 33 dated November 30, 2010 to Product Supplement No. 1 dated April 23, 2010, the Prospectus Supplement dated April 23, 2010 (the “Prospectus Supplement”) and the Prospectus dated June 4, 2009 (the “Prospectus”) relating to the offer and sale by the Company under the Registration Statement of $6,987,000 aggregate face amount of Medium-Term Notes, Series K, Notes Linked to the Russell 2000® Index due June 7, 2013, (iii) Pricing Supplement No. 34 dated November 30, 2010 to Product Supplement No. 4 dated May 28, 2010, the Prospectus Supplement and the Prospectus relating to the offer and sale by the Company under the Registration Statement of $8,371,000 aggregate face amount of Medium-Term Notes, Series K, Notes Linked to a Global ETF Basket due June 9, 2014, (iv) Pricing Supplement No. 36 dated November 30, 2010 to Product Supplement No. 4 dated May 28, 2010, the Prospectus Supplement and the Prospectus relating to the offer and sale by the Company under the Registration Statement of $4,863,000 aggregate face amount of Medium-Term Notes, Series K, Notes Linked to the iShares® Dow Jones U.S. Real Estate Index Fund due June 7, 2013, (v) Pricing Supplement No. 37 dated November 30, 2010 to the Prospectus Supplement and the Prospectus relating to the offer and sale by the Company of $1,448,000 aggregate face amount of Medium-Term Notes, Series K, Notes Linked to a Currency Basket due June 7, 2013, (vi) Pricing Supplement No. 38 dated November 30, 2010 to Product Supplement No. 9 dated November 11, 2010, the Prospectus Supplement and the Prospectus relating to the offer and sale by the Company under the Registration Statement of $6,227,000 aggregate face amount of Medium-Term Notes, Series K, Notes Linked to the S&P 500® Index due December 7, 2016, and (vii) Pricing Supplement No. 39 dated November 30, 2010 to Product Supplement No. 10 dated November 11, 2010, the Prospectus Supplement and the Prospectus relating to the offer and sale by the Company under the Registration Statement of $5,078,000 aggregate face amount of Medium-Term Notes, Series K, Notes linked to a Global ETF Basket due June 7, 2017 (collectively, the “Notes”). The Notes are to be issued under the

Wells Fargo & Company

November 30, 2010

Indenture dated as of July 21, 1999 (the “Indenture”) entered into by the Company and Citibank, N.A., as trustee, and sold pursuant to the Terms Agreement dated November 30, 2010 between the Company and the Agent named therein (the “Terms Agreement”).

I, or attorneys in the Wells Fargo Law Department under my direction, have examined such documents, records, and instruments as I have deemed necessary or appropriate for the purposes of this opinion.

Based on the foregoing, I am of the opinion that the Notes have been duly authorized and, when duly executed by the Company, authenticated in accordance with the provisions of the Indenture, and delivered to and paid for by the Agent pursuant to the Terms Agreement, the Notes will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms subject, as to their legality, validity, binding effect and enforceability, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other laws affecting creditors’ rights generally from time to time in effect and subject to general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and except further as enforcement thereof may be limited by any governmental authority that limits, delays or prohibits the making of payments outside the United States.

I have relied as to certain relevant facts upon certificates of, and/or information provided by officers and employees of the Company as to the accuracy of such factual matters without independent verification thereof or other investigation. I have also relied, without investigation, upon the following assumptions: (i) natural persons acting on behalf of the Company have sufficient legal capacity to enter into and perform, on behalf of the Company, the transaction in question; (ii) each party to agreements or instruments relevant hereto other than the Company has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreements or instruments enforceable against it; (iii) each party to agreements or instruments relevant hereto other than the Company has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce such agreements or instruments against the Company; (iv) each document submitted to me for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine; (v) there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence; (vi) all statutes, judicial and administrative decisions, and rules and regulations of governmental agencies, constituting the law of the opining jurisdictions, are publicly available to lawyers practicing in Minnesota; and (vii) the conduct of the parties having rights under the Notes has complied with any requirement of good faith fair dealing and conscionability.

Without limiting any other qualifications set forth herein, the opinions expressed herein regarding the enforceability of the Notes are subject to the effect of generally applicable laws that (i) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected, (iii) may, where less than all of a contract may be unenforceable, limit

Wells Fargo & Company

November 30, 2010

the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, (iv) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees and other costs, (v) may permit a party who has materially failed to render or offer performance required by a contract to cure that failure unless either permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance or it is important under the circumstances to the aggrieved party that performance occur by the date stated in the contract, (vi) may require mitigation of damages, (vii) may limit the enforceability of provisions imposing increased interest rates or late payment charges upon delinquency in payment or default or providing for liquidated damages or for premiums upon acceleration, and (viii) provide a time limitation after which rights may not be enforced (i.e., statutes of limitation).

I express no opinion as to the laws of any jurisdiction other than the laws of the State of Minnesota, the General Corporation Law of the State of Delaware, and the federal laws of the United States of America. I express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in the Notes. Because the governing law provision of the Notes relates to the law of a jurisdiction as to which I express no opinion, the opinion regarding enforceability of the Notes set forth herein is given as if the law of the State of Minnesota governs the Notes.

I hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Company filed with the Commission and thereby incorporated by reference into the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Mary E. Schaffner

Mary E. Schaffner